As filed with the Securities and Exchange Commission on September 18, 2024.

Registration No. 333-270756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vertical Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Vertical Aerospace Ltd.

Unit 1 Camwal Court, Chapel Street,

Bristol BS2 0UW

United Kingdom

+44 117 457-2094

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, New York 10168

+1 (800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Robbie McLaren, Esq. J. David Stewart, Esq. Latham & Watkins (London) LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Sanjay Verma Vertical Aerospace Ltd. Unit 1 Camwal Court, Chapel Street, Bristol BS2 0UW United Kingdom +44 117 457-2094

Approximate date of commencement of proposed sale to the public:

From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form F-3 of Vertical Aerospace Ltd. (File No. 333-270756), initially filed on March 22, 2023 and declared effective by the Securities and Exchange Commission on March 30, 2023 (the “Registration Statement”), is being filed as an exhibit-only filing solely to re-file Exhibit 107 (Calculation of Filing Fee Table), as amended to reference an indeterminate number of additional securities to prevent dilution in connection with share splits, share dividends or similar transactions, in accordance with Rule 416 under the Securities Act. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibit 107. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

The following documents are filed as part of this registration statement on Form F-3.

Exhibit No.	Description	Filed / Furnished
107*	Filing Fee Table.	Filed

(*)            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement on Form F-3 to be signed on behalf of the undersigned, thereunto duly authorized, in Bristol, the United Kingdom on this 18th day of September, 2024.

VERTICAL AEROSPACE LTD.

By:	/s/ Stuart Simpson
	Name:	Stuart Simpson
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to the Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Stuart Simpson	Chief Executive Officer (Principal Executive Officer)	September 18, 2024
Stuart Simpson

/s/ John Maloney	Finance Director (Principal Financial Officer and Principal Accounting Officer)	September 18, 2024
John Maloney

/s/ Stephen Fitzpatrick	Director	September 18, 2024
Stephen Fitzpatrick

/s/ Michael Flewitt	Chairman	September 18, 2024
Michael Flewitt

/s/ Kathy Cassidy	Director	September 18, 2024
Kathy Cassidy

/s/ Gur Kimchi	Director	September 18, 2024
Gur Kimchi

/s/ Ben Story	Director	September 18, 2024
Ben Story

/s/ Vincent Casey	Director	September 18, 2024
Vincent Casey

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Vertical Aerospace Ltd. has signed this Post-Effective Amendment No.1 to the Registration Statement on Form F-3 in the City of New York, State of New York, on September 18, 2024.

COGENCY GLOBAL INC.

By:	/s/ Colleen De Vries
	Name:	Colleen De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.